UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2012

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Flower Street, Glendale, California		91201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 7, 2012, in Shanghai, China, DreamWorks Animation SKG, Inc. (the “Company”) entered into a Transaction and Contribution Agreement (the “Agreement”) with DWA International Investments, Inc. (“Company Subsidiary”), ODW Holdings Limited (“ODW”), China Media Capital (Shanghai) Center L.P. (“CMC”), Shanghai Media Group (“SMG”) and Shanghai Alliance Investment Co., Ltd. (“SAIL”, and together with CMC and SMG, the “CPE Holders”), providing for the launch of a joint venture (the “Joint Venture”) with the CPE Holders. The purpose of the Joint Venture, which will be operated through ODW, is to create a leading China-focused family entertainment company engaged in the acquisition, production and distribution of original content originally produced, released or commercially exploited in the Chinese language.

In exchange for 54.55% of the equity of ODW, an entity controlled by the CPE Holders (“CPE”) will make a total cash capital contribution to ODW of $150 million (a portion of which to be determined will be funded at the Closing (defined below) with the balance to be funded over time) and non-cash contributions valued at $30 million. Such non-cash contributions will include, among others things, consulting services to be provided by the CPE Holders to the Joint Venture.

In exchange for 45.45% of the equity of ODW, Company Subsidiary, a wholly owned subsidiary of the Company, will make a total cash capital contribution to ODW of $50 million (a portion of which to be determined will be funded at the Closing with the balance to be funded over time) and non-cash contributions valued at $100 million. Such non-cash contributions will include licenses of technology and certain other intellectual property of the Company, rights in certain trademarks of the Company and film projects developed by the Company and consulting and training services, each to be provided to the Joint Venture.

The closing (the “Closing”) of the initial contributions to the Joint Venture and the issuance of equity by ODW to Company Subsidiary and CPE is subject to certain closing conditions, including obtaining the requisite governmental approvals for the formation of CPE by the CPE Holders. Upon the Closing, ODW will be renamed “Oriental DreamWorks Holding Limited”.

The Agreement is subject to termination by either the Company or CMC (acting on behalf of CPE and the CPE Holders) under certain circumstances, including the failure of the Closing to occur on or before December 31, 2012.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events.

On August 6, 2012, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1†	Transaction and Contribution Agreement dated as of August 7, 2012, by and among ODW Holdings Limited, DreamWorks Animation SKG, Inc., DWA International Investments, Inc., China Media Capital (Shanghai) Center L.P., Shanghai Media Group and Shanghai Alliance Investment Co., Ltd.

99.1	Press Release issued by DreamWorks Animation SKG, Inc. on August 6, 2012.

†	DreamWorks Animation SKG, Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: August 10, 2012	By:	/s/ Andrew Chang
Name: Andrew Chang
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1†	Transaction and Contribution Agreement dated as of August 7, 2012, by and among ODW Holdings Limited, DreamWorks Animation SKG, Inc., DWA International Investments, Inc., China Media Capital (Shanghai) Center L.P., Shanghai Media Group and Shanghai Alliance Investment Co., Ltd.

99.1	Press Release issued by DreamWorks Animation SKG, Inc. on August 6, 2012.

†	DreamWorks Animation SKG, Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.